UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2007

SOUTHERN STAR ENERGY INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30299

(Commission File Number)

20-2514234

(IRS Employer Identification No.)

307-1178 Hamilton Street, Vancouver, B.C., Canada V6B 2S2

(Address of principal executive offices and Zip Code)

(604) 307-4274

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 22, 2007, we entered into an oil and gas services agreement with Sunland Production Company pursuant to which we appointed Sunland Production as operator of our property interests in the D Duck Prospect located in the Bossier and Caddo Parishes, Louisiana. In consideration for such services, we have agreed to pay Sunland Production certain fees as set out in the agreement, including a drilling fee of $6,500 per month, a supervision fee of $650 per month and $850 per day for any engineering services incurred. The agreement is to continue for a one year term and is automatically renewable for additional one year terms on the anniversary date of the agreement. Either party may terminate the agreement with sixty days written notice to the other party.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is filed as part of this current report on Form 8-K pursuant to Item 601 of Regulation S-B:

10.1	Oil and Gas Services Agreement dated January 22, 2007 with Sunland Production Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN STAR ENERGY INC.

By: /s/ Eric Boehnke

Name: Eric Boehnke

Title: President, Secretary and Treasurer

Dated: February 23, 2007

CW1069053.1